CONTACTS:	James Winschel, Senior Vice-President and Chief Financial Officer Jill Baker, Vice President of Investor Relations (781) 434-4118

PAREXEL REPORTS FOURTH QUARTER AND FISCAL 2004 FINANCIAL RESULTS

- Company achieves Q4 operating margin of 7.3%, and EPS of $0.24 -

Boston, MA, August 3, 2004 – PAREXEL International Corporation (Nasdaq: PRXL) today announced its financial results for the fourth quarter and fiscal year ended June 30, 2004.

For the three months ended June 30, 2004, PAREXEL’s consolidated service revenue grew 0.1% to $141.1 million compared with $140.9 million in the prior year period. Operating income was $10.2 million, or 7.3% of consolidated service revenue in the fourth quarter versus operating income of $3.6 million, or 2.5% in the comparable quarter of the prior year. Net income for the quarter was $6.5 million, or $0.24 per diluted share, compared with net income of $2.9 million, or $0.11 per diluted share for the quarter ended June 30, 2003.

For the fiscal year ended June 30, 2004, consolidated service revenue was $547.2 million versus $522.3 million in the prior year period, an increase of 4.8%. Operating income for Fiscal 2004 was $24.6 million, or 4.5% of consolidated service revenue, compared with $20.6 million, or 3.9% in the prior year. Net income for Fiscal 2004 was $13.8 million or $0.52 per diluted share, compared with net income of $10.7 million or $0.42 per diluted share for the fiscal year ended June 30, 2003.

On a proforma basis, excluding $11.6 million in restructuring and one-time charges taken in the third quarter of Fiscal 2004, operating income for Fiscal 2004 was $36.2 million or 6.6% of consolidated service revenue, net income was $21.9 million, and earnings per diluted share were $0.82.

On a segment basis, service revenue for the fourth quarter was $74.4 million in Clinical Research Services, $32.9 million in the PAREXEL Consulting Group, $23.8 million in Medical Marketing Services, and $10.0 million in Perceptive Informatics, Inc. (Perceptive). For the fiscal year, service revenue was $309.3 million in Clinical Research Services, $113.1 million in the PAREXEL Consulting Group, $88.8 million in Medical Marketing Services, and $36.0 million in Perceptive.

For the six-month period from January to June 2004, PAREXEL reported net new business (gross new business less cancellations) of $358.5 million. Net new business for this period increased 33.1% when compared with the six-month period from January to June of 2003, and increased 19.0% from the six-month period ended on December 31, 2003. Net new business for the full fiscal year was $659.8 million, an increase of 16.0% from Fiscal 2003. Backlog at June 30, 2004 was $699.2 million, an increase of 12.5% from the December 31, 2003 backlog, which was $621.7 million, and an increase of 19.2% over the backlog reported at June 30, 2003, which was $586.6 million.

Mr. Josef H. von Rickenbach, PAREXEL’s Chairman and Chief Executive Officer stated, “During the fourth quarter, we continued to make progress in improving the Company’s overall operating margin despite the negative impact on revenue of fourth quarter signature delays. As we move into the new fiscal year, we will be primarily focused on re-accelerating revenue growth, and the continuing drive to expand operating margins. We are encouraged by our current backlog coverage and are confident that we will grow revenue in each of our businesses. The impact of ongoing productivity and quality programs, the continued progress of Perceptive Informatics, and better leverage from SG&A spending will also contribute significantly to improved operating results.”

The Company issued forward-looking guidance regarding revenue and earnings per share for the first quarter of Fiscal 2005 (ending September 30, 2004) and reconfirmed previously issued guidance for Fiscal 2005. For the first quarter of Fiscal 2005, the Company anticipates reporting consolidated service revenue in the range of $138 to $143 million and earnings per diluted share in the range of $0.20 to $0.21. For Fiscal 2005, the Company anticipates reporting consolidated service revenue in the range of $610 to $630 million and earnings per diluted share in the range of $0.98 to $1.08.

The Company believes that presenting the proforma information contained in this press release assists investors and others to gain a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasts. Management uses this proforma information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Proforma information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. A reconciliation of Generally Accepted Accounting Principles (GAAP) results with proforma results may be found in the attached financial tables.

PAREXEL’s Fourth Quarter and Fiscal 2004 Earnings Conference Call will begin at 10 a.m. ET on Tuesday, August 3rd and will be broadcast live over the internet via webcast. The webcast may be accessed in the “Webcasts” portion of the Investor Relations section of the Company’s website at http://www.parexel.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial (612) 332-0637 and ask to join the PAREXEL quarterly conference call.

PAREXEL is one of the largest biopharmaceutical outsourcing organizations in the world, providing a broad range of knowledge-based contract research, medical marketing and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. With a commitment to providing solutions that expedite time-to-market and peak market penetration, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing and other drug development consulting services. Its information technology subsidiary, Perceptive Informatics, Inc., develops and offers a portfolio of innovative technology-based products and services that facilitate clinical drug development and are designed to decrease time to peak sales. The technology portfolio includes web-based portal solutions and tracking tools, Interactive Voice Response Systems (IVRS), Clinical Trial Management Systems (CTMS), electronic diary and investigator database solutions. Perceptive also offers advanced medical diagnostics services to assess rapidly and objectively the safety and efficacy of new drugs, biologics, and medical devices in clinical trials. PAREXEL’s integrated services, therapeutic area depth and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL operates in 51 locations throughout 35 countries around the world, and has 4,875 employees.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand, such as the guidance provided by the Company with respect to the first quarter of Fiscal Year 2005 and Fiscal Year 2005. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects” and similar expressions are intended to identify forward-looking statements. These statements involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent restructurings; the loss, modification, or delay of contracts; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business; government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry; competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 as filed with the SEC on May 13, 2004, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

PAREXEL is a registered trademark of PAREXEL International Corporation, and Perceptive Informatics is a trademark of Perceptive Informatics, Inc. All other names or marks may be registered trademarks or trademarks of their respective business and are hereby acknowledged.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)

	(Unaudited)
	For the three months ended June 30,
	2004	2003
		Restated				Restated
	As Reported	As Reported		Adjustments		Pro-Forma
Service revenue	$141,106	$140,949	(a)			$140,949
Reimbursement revenue	34,194	23,509	(a)			23,509

Total revenue	175,300	164,458				164,458
Costs and expenses:
Direct costs	89,746	93,823	(a)			93,823
Reimbursable out-of-pocket expenses	34,194	23,509	(a)			23,509
Selling, general and administrative	34,143	34,549
Depreciation and amortization	6,971	5,501				5,501
Restructuring expense	—	3,488		(3,488	)(b)	—

Income from operations	10,246	3,588		3,488		7,076
Other income	310	1,004				1,004

Income before income taxes	10,556	4,592		3,488		8,080
Provision for income taxes	4,014	1,654		1,256		2,910
Minority interest expense	41	56				56

Net income	$6,501	$2,882		$2,232		$5,114

Earnings per common share:
Basic	$0.25	$0.11		$0.09		$0.20
Diluted	$0.24	$0.11		$0.09		$0.20
Shares used in computing earnings per common share:
Basic	26,039	25,695		25,695		25,695
Diluted	26,925	26,157		26,157		26,157

Balance Sheet Information	(Preliminary)
	June 30,	March 31,	June 30,
	2004	2004	2003
Billed accounts receivable, net	$127,494	$124,504	$143,978
Unbilled accounts receivable, net	94,463	98,323	78,748
Deferred revenue	(145,409)	(147,581)	(130,650)

Net receivables	$76,548	$75,246	$92,076

Cash and marketable securities	$95,607	$83,977	$82,724
Working capital	$145,409	$136,114	$134,346
Total assets	$501,162	$486,935	$464,237
Stockholders’ equity	$246,760	$241,766	$227,100
Quarterly Supplemental Financial Data
Total revenue	$175,300	$168,249	$164,458
Investigator fees	18,224	16,750	21,218

Gross revenue	$193,524	$184,999	$185,676

DSO	36	37	45

(a)	Includes an accounting reclassification in the PAREXEL Consulting Group as discussed during the third quarter of FY 2004. The reclassification had no impact on Total Revenue, Costs and Expenses, Income from Operations, Net Income, or to the Balance Sheet.

(b)	Represents facilities-related restructuring charges resulting from changes in estimates with regard to certain previously abandoned leased facilities.

PAREXEL International
Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)

	(Unaudited)
	For the year ended June 30,
	2004					2003
						Restated				Restated
	As Reported(d)		Adjustments		Pro-Forma	As Reported		Adjustments		Pro-Forma
Service revenue	$547,216	(d)			$547,216	$522,313	(d)			$522,313
Reimbursement revenue	111,387	(d)			111,387	96,902	(d)			96,902

Total revenue	658,603				658,603	619,215				619,215
Costs and expenses:
Direct costs	356,063	(d)			356,063	347,176	(d)			347,176
Reimbursable out-of-pocket expenses	111,387	(d)			111,387	96,902	(d)			96,902
Selling, general and administrative	129,989		(69	)(a)	129,920	124,502				124,502
Depreciation and amortization	25,762		(740	)(b)	25,022	20,656				20,656
Restructuring expense	10,796		(10,796	)(c)	—	9,374		(9,374	)(e)	—

Income from operations	24,606		11,605		36,211	20,605		9,374		29,979
Other income (loss)	(1,163)		388	(a)	(775)	(2,118)				(2,118)

Income before income taxes	23,443		11,993		35,436	18,487		9,374		27,861
Provision for income taxes	9,313		3,907		13,220	7,250		3,375		10,625
Minority interest	339				339	575				575

Net income	$13,791		$8,086		$21,877	$10,662		$5,999		$16,661

Earnings per common share:
Basic	$0.53		$0.31		$0.84	$0.42		$0.24		0.66
Diluted	$0.52		$0.30		$0.82	$0.42		$0.23		0.65
Shares used in computing earnings per common share:
Basic	26,010		26,010		26,010	25,371		25,371		25,371
Diluted	26,795		26,795		26,795	25,683		25,683		25,683

(a)	Represents $388 thousand of one-time charges associated with certain disputes and a $69 thousand loss on the disposition of certain obsolete assets.

(b)	Represents $740 thousand of impairment charges associated with abandoned leased facilities and other fixed assets.

(c)	Represents a restructuring charge of $10.8 million ($3.9 million for severance expense associated with the elimination of 157 managerial and staff positions, $5.6 million related to seven newly-abandoned leased facilities, and $1.3 million related to changes in assumptions for previously abandoned leased facilities).

(d)	Includes an accounting reclassification in the PAREXEL Consulting Group as discussed during the third quarter of FY 2004. The reclassification had no impact on Total Revenue, Costs and Expenses, Income from Operations, Net Income, or to the Balance Sheet.

(e)	Represents facilities-related restructuring charges resulting from changes in estimates with regard to certain previously abandoned leased facilities.

PAREXEL International Corporation
Segment Information
($ in thousands)

	Three months ended		For the year ended
	June 30,		June 30,
		Restated		Restated
	2004	2003	2004	2003
Clinical Research Services (CRS)
Service revenue	$74,438	$84,305	$309,341	$312,847
% of total service revenue	52.8%	59.8%	56.5%	59.9%
Gross profit	$29,874	$32,134	$122,633	$116,879
Gross margin % of service revenue	40.1%	38.1%	39.6%	37.4%
The PAREXEL Consulting Group (PCG)
Service revenue (a)	$32,864	$24,516	$113,117	$100,813
% of total service revenue	23.3%	17.4%	20.7%	19.3%
Gross profit	$8,628	$2,974	$27,645	$20,502
Gross margin % of service revenue	26.3%	12.1%	24.4%	20.3%
Medical Marketing Services (MMS)
Service revenue	$23,757	$24,290	$88,785	$83,853
% of total service revenue	16.8%	17.2%	16.2%	16.1%
Gross profit	$8,035	$8,348	$23,872	$28,112
Gross margin % of service revenue	33.8%	34.4%	26.9%	33.5%
Perceptive Informatics, Inc. (PII)
Service revenue	$10,047	$7,838	$35,973	$24,800
% of total service revenue	7.1%	5.6%	6.6%	4.7%
Gross profit	$4,823	$3,670	$17,003	$9,644
Gross margin % of service revenue	48.0%	46.8%	47.3%	38.9%
Total service revenue	$141,106	$140,949	$547,216	$522,313
Total gross profit	$51,360	$47,126	$191,153	$175,137
Gross margin % of service revenue	36.4%	33.4%	34.9%	33.5%

(a)	Includes an accounting reclassification in the PAREXEL Consulting Group as discussed during the third quarter of FY 2004. The reclassification had no impact on Total Revenue, Costs and Expenses, Income from Operations, Net Income, or to the Balance Sheet.